ENTENTE DE SERVICES INTERVENUE

EN LA VILLE DE BOUCHERVILLE LE 1ER JUIN 2006

ENTRE:

RESSOURCES CADISCOR INC., une compagnie ayant sa principale place d'affaires au 1225, rue Gay-Lussac, Boucherville, Québec, J4B 7K1

(ci-après nommée "Cadiscor")

PARTIE DE PREMIÈRE PART

BBH GÉO-MANAGEMENT INC., une compagnie ayant sa principale place d'affaires au 1225, rue Gay-Lussac, Boucherville, Québec, J4B 7K1

(ci-après "Géo-Management”)

PARTIE DE SECONDE PART

_____________________________________________________

ATTENDU QUE Cadiscor doit effectuer des travaux d'exploration minière ;

ATTENDU QUE Cadiscor désire conclure pour une période de un an une entente de services avec Géo-Management pour la gestion de ses affaires ;

ATTENDU QUE Géo-Management consent à offrir des services financiers, administratifs et techniques à Cadiscor selon les conditions et termes ci-après établis.

IL EST, EN CONSÉQUENCE, CONVENU MUTUELLEMENT ENTRE LES PARTIES AUX PRÉSENTES DE CE QUI SUIT, SAVOIR :

1.

SERVICES

Géo-Management offre les services suivants :

*

utilisation des locaux, des équipements de bureau et de bureautique de Géo-Management ;

*

réalisation de travaux reliés aux programmes d'exploration et de développement minier sur les titres miniers de Cadiscor tels que, sans toutefois se restreindre, la géologie, la géophysique, l'ingénierie, la métallurgie et autres ;

*

exécution des travaux administratifs nécessaires à Cadiscor tels que, sans toutefois se restreindre, les services comptables, la paie, le secrétariat, les relations avec les actionnaires et autres ;

*

En ce qui concerne la paie des employés engagés par Géo-Management pour rendre les services et exécuter les travaux pour Cadiscor, Géo-Management sera le seul employeur désigné pour prélever les déductions à la source sur les salaires des employés selon les lois et règlements fédéraux et provinciaux à l’exclusion explicite de la responsabilité de Cadiscor à cet effet.

*

recherche de projets et du financement nécessaire à la réalisation des objectifs de Cadiscor.

*

maintien des titres miniers de Cadiscor. Il est toutefois entendu que Géo-Management ne pourra être tenue responsable de pertes, poursuites ou dommages relatifs à cette gestion des titres miniers.

2.

FRAIS, HONORAIRES ET DÉBOURSÉS

Cadiscor devra rémunérer Géo-Management pour tous les services rendus selon ce contrat et ce, de la façon suivante :

2.1

Frais fixes

Utilisation des locaux et des équipements de bureau à compter du 1er juin 2006 jusqu'au 31 mai 2007 avec une charge fixe de 2,000. $ par mois pour la première année qui sera révisée annuellement.

1.2

Honoraires

*

Personnel responsable de la gestion administrative: 125 $/ hre ;

*

responsable de la géologie : 110 $/ hre ;

*

responsable de la comptabilité : 80 $ / hre ;

*

conseiller juridique : 100 $/ hre ;

*

autre personnel : voir l'annexe A ;

Les honoraires seront facturés bi-mensuellement à compter du 1er juin 2006.

2.3

Allocations automobiles

*

Utilisation d'une automobile personnelle 0,42 $ / kilomètre ;

*

Utilisation d'autres véhicules  Voir I' annexe A ;

2.4

Déboursés

Location photocopieur 50 $/ mois plus 0,10 $ / copie ;

Les autres déboursés encourus par Géo-Management dans le cadre de ses activités seront remboursés sur présentation de pièces justificatives.

2.5,

Frais de gestion

Des frais de gestion de 10 % seront facturés par Géo-Management sur tous les frais liés à des programmes d'exploration ou de développement. En cas d'une décision de mise en production, les frais de gestion seront renégociés. Aucuns frais de gestion ne seront appliqués aux honoraires du personnel administratif, professionnel, technique et aux employés de Géo-Management.

2.6

Taxes

Les taxes fédérales (TPS) et provinciales (TVQ) sont en sus sauf en ce qui concerne les frais d'utilisation d'une automobile.

2.7

Révision des frais fixes et des honoraires

Les frais fixes et les honoraires seront révisés par les parties le 1er juin de chaque année du contrat à moins d’entente entre les parties.

CONDITIONS DE PAIEMENT

Le paiement des frais, honoraires et déboursés devra être effectué dans un délai de 15 jours de la date de facturation.

4.

EXCLUSION DE RESPONSABILITÉ

Cadiscor s’engage à tenir Géo-Management indemne de toute responsabilité civile et contractuelle envers des tiers et à assurer la défense et prendre faits et cause incluant les frais et honoraires judiciaires et extra-judiciaires de Géo-Management contre toute réclamation ou poursuite gouvernementale, administrative, pénale ou civile découlant des services rendus par Géo-Management, ses administrateurs, officiers, représentants, ayant-droits, employés et consultants dans le cadre du présent contrat. À cet effet, Cadiscor s’engage à souscrire et à maintenir une police d’assurance responsabilité en vigueur pendant la durée du contrat.

VALIDITÉ

Ce contrat sera en vigueur à compter du 1er juin 2006 jusqu'au 31 mai 2007. Le contrat pourra être terminé sur un avis de 60 jours par l’une ou l’autre des parties.

INTERVENTION DE RESSOURCES STRATECO INC.

Considérant que Cadiscor est une filiale à part entière de Ressources Strateco inc., cette dernière assumera les dépenses engagées par Cadiscor en rapport avec ce contrat jusqu'à la réalisation du premier financement de Cadiscor.

EN FOI DE QUOI, NOUS AVONS SIGNÉ CE 1 juin 2006 À BOUCHERVILLE

RESSOURCES CADISCOR INC.

Michel Bouchard, président

RESSOURCES STRATECO INC.

Jean-Pierre Lachance, vice-président

BBH GÉO-MANAGEMENT INC.

Guy Hébert, président

ANNEXE A

TAUX D’IMPUTATION DE LA MAIN D'OEUVRE À COMPTER DU 1er Juin 2006

TAUX JOURNALIER

Ingénieur minier géologue senior

500,00 $

62,50 $ / h

Technicien dessinateur conception assistée

450,00 $

56.25 $ / h

par ordinateur

Technicien senior

350,00 $

Technicien junior

300,00 $

Journalier

225,00 $

Réceptionniste, commis de bureau

250,00 $

31,25 $ / h

Secrétaire administrative

46,67 $ / h

TAUX D’IMPUTATION DES VÉHICULES À COMPTER DU 1er Juin 2006 (1)

TAUX JOURNALIER (incluant assurances)

Camion

75,00 $ ou 1 800 $/mois

VTT

50,00 $

Motoneige

45,00 $

(1)

 Les frais reliés à l'utilisation des véhicules sont en sus.